                                 May 24, 1996


Alliance Gaming Corporation
4380 Boulder Highway
Las Vegas, Nevada 89121


    RE: ALLIANCE GAMING CORPORATION
        REGISTRATION STATEMENT ON FORM S-2


Dear Ladies and Gentlemen:

      We refer to the Registration Statement and all amendments thereto (Registration No. 333-02145) (the "Registration Statement") of Alliance Gaming Corporation, a Nevada corporation ("Alliance"), on Form S-2, filed by Alliance with the Securities and Exchange Commission in order to register under the Securities Act of 1933, as amended (the "Act"), a total of $17,250,000 of Alliance's 15% Non-Voting Senior Pay-in-Kind Special Stock, Series B, $0.10 par value (the "Preferred Stock").

      In rendering the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such records, agreements and other instruments, certificates of public officials, certificates of officers and representatives of Alliance, and such other documents as we have deemed necessary, as a basis for the opinions expressed below, including without limitation the Registration Statement. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Prospectus contained in the Registration Statement.

      Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each of the parties thereto has duly and validly executed and delivered each instrument, document, and agreement to which such party is a signatory, and such party's obligations set forth therein are its legal, valid, and binding obligations, enforceable in accordance with their respective terms, (ii) each natural person executing any such instrument, document, or agreement is legally competent to do so, (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, (iv) all corporate records made available to us by Alliance and all public records

Alliance Gaming Corporation
May 24, 1996
Page 2


reviewed are accurate and complete, (v) the conditions to the offering of the Preferred Stock set forth in the Registration Statement shall have been fulfilled, including the obtaining of all required stockholder and gaming approvals, and (vi) prior to the issuance of the Preferred Stock, the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Special Stock and Qualifications, Limitations and Restrictions of the Preferred Stock will be approved by the Board of Directors and filed with the Nevada Secretary of State in accordance with Nevada Revised Statutes Sections 78.195 and 78.1955. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of officers of Alliance and other appropriate persons.

      Based upon the foregoing, and having regard to legal considerations we deem relevant, we are of the opinion that when the shares of Preferred Stock have been registered under the Act and issued and sold in the manner referred to in the Registration Statement, such shares will be legally issued, fully paid and nonassessable.

      We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, any laws other than the laws of the State of Nevada. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or blue sky laws.

      We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                                   Yours very truly,


                                   SCHRECK, JONES, BERNHARD,
                                     WOLOSON & GODFREY

                                   /s/ Schreck, Jones, Bernhard,
                                   -----------------------------
                                       Woloson & Godfrey
                                   -----------------------------